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                                                                       EXHIBIT 4



                             [Form of Rights Certificate]


Certificate No. R-                                           ____________ Rights

    NOT EXERCISABLE AFTER JUNE 16, 2007 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT (AS REFERRED TO BELOW), RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.


                                  Rights Certificate

                                     SONIC CORP.

         This certifies that                   , or registered assigns, is the
registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of June 16, 1997 (the "Rights Agreement") between Sonic Corp., a Delaware corporation (the "Company"), and ________________________ (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York time) on June 16, 2007 at the office of the Rights Agent designated in the Rights Agreement for such purpose, or its successor as Rights Agent, one one-thousandth (1/1000) of a fully paid nonassessable share of Series A Junior Preferred Stock (the "Preferred Stock") of the Company at a purchase price of $85, as the same may from time to time be adjusted in accordance with the Rights Agreement (the "Exercise Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase attached hereto duly executed.

         As provided in the Rights Agreement, the Exercise Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and


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adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Rights Certificate, as provided in the Rights Agreement.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of Rights Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated in the Rights Agreement for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right, subject to adjustment or (ii) may be exchanged in whole or in part for shares of the Company's Common Stock, par value $.01 per share, shares of Preferred Stock or substantially equivalent rights or other consideration as determined by the Company.

         No fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth (1/1000) of a share) are required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof the Company may cause depositary receipts to be issued and/or a cash payment may be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything

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contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company. Dated as of ____________.


                                       SONIC CORP.


                                       By: _________________________
                                           Name:
                                           Title:


Countersigned:

[RIGHTS AGENT]


By: __________________________
    Name:
    Title:

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                     [Form of Reverse Side of Rights Certificate]

                                  FORM OF ASSIGNMENT
                                  ------------------

      (To be executed by the registered holder if such holder desires to transfer the Rights Certificates.)




         FOR VALUE RECEIVED __________________________________________________
hereby sells, assigns and transfers unto _____________________________________

______________________________________________________________________________
                    (Please print name and address of transferee)

Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________ Attorney to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated: _________________



                             _________________________________________________
                             Signature
                             (Signature must conform in all respects to name of holder as specified on the face of this Rights Certificate)

Signature Guaranteed:
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                                 Certificate
                                 -----------

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1)  this Rights Certificate [   ] is  [   ] is not being sold,
assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).


Dated: _______________       __________________________________________________
                             Signature
                             (Signature must conform in all respects to name of holder as specified on the face of this Rights
                             Certificate)

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                             FORM OF ELECTION TO PURCHASE
                             ----------------------------
                         (To be executed if registered holder
                     desires to exercise the Rights Certificate.)

TO SONIC CORP.:

         The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock (or other securities) issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the following name:

Please insert social security
or other identifying number: ___________________________________________________


________________________________________________________________________________
                           (Please print name and address)

________________________________________________________________________________


If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:____________________________________________________

________________________________________________________________________________
                           (Please print name and address)

________________________________________________________________________________

Dated:____________


                             ___________________________________________________
                             Signature
                             (Signature must conform in all respects to name of holder as specified on the face of this Rights Certificate)

Signature Guaranteed:

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                                     Certificate
                                     -----------

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1)  this Rights Certificate [   ] is  [   ] is not being exercised by
or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).


Dated:_____________          __________________________________________________
                             Signature
                             (Signature must conform in all respects to name of holder as specified on the face of this Rights
                             Certificate)

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